EXHIBIT (6)a)(i)



                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                    ANNUITY INVESTORS LIFE INSURANCE COMPANY
                    ----------------------------------------


         The undersigned President and Senior Vice President and Secretary of Annuity Investors Life Insurance Company, an Ohio corporation for profit (the "Corporation"), do hereby certify that in a writing dated as of April 9, 1996 signed by the sole shareholder of the Corporation, the following resolution to amend the Articles of Incorporation of the Corporation was adopted:

         "RESOLVED: That the Articles of Incorporation, as amended, of the Corporation be amended by deleting Article FOURTH in its entirety and replacing therefor the following:

             Fourth. The number of shares which the Corporation is authorized to have outstanding is Fifteen Thousand (15,000), all of which shall be Common Shares, par value One Hundred Twenty Five Dollars ($125)."

         IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names as of the 19th day of April, 1996.


                                             /s/ Robert A. Adams
                                             -----------------------------------
                                             Robert A. Adams
                                             President



                                             /s/ Mark F. Muething
                                             -----------------------------------
                                             Senior Vice President and Secretary